UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 15, 2000

Nissan Auto Receivables Corporation
on behalf of Nissan Auto Receivables 2000-B Owner Trust

(Exact name of registrant as specified in its charter)

Delaware	333-82763	33-0479655
(State or other Jurisdiction of incorporation)	(Commission Registration Number)	(I.R.S. Employer Identification Number)

990 WEST 190TH STREET
TORRANCE, CALIFORNIA 90502

___________________________________

(Address of principal executive office)
Registrant's telephone number, including area code: (310) 719-8013

Exhibit Index is on Page 4

Item 5.	Other Events.

On August 15, 2000, the principal and interest collected during the preceding calendar month, net of certain adjustments as provided for in the Sale and Servicing Agreement, dated as of June 21, 2000 (the "Agreement"), among Nissan Auto Receivables 2000-B Owner Trust, as Issuer, Nissan Auto Receivables Corporation, as Seller, and Nissan Motor Acceptance Corporation, as Servicer, were distributed to the holders of notes ("Noteholders") issued by Nissan Auto Receivables 2000-B Owner Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Indenture Trustee (as defined in the Agreement) for the benefit of the Noteholders. A copy of the Servicer's Certificate is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7(c).	Exhibits.
The exhibit number corresponds with Item 601(a) of Regulation S-K.

	Exhibit No.	Description
	99.1	Servicer's Certificate for the month of July 2000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN AUTO RECEIVABLES CORPORATION

By:
	Name: Title:	Kazuhiko Kazama Assistant Treasurer

August 29, 2000

EXHIBIT INDEX
Exhibit No.	Description	Sequentially Numbered Page
99.1	Servicer's Certificate for the month of July 2000	5

Nissan Auto Receivables 2000-B Servicer's Certificate for the month of July 2000	Exhibit 99.1
Collection Period	July-00	30/360 Days	30
Distribution Date	15-Aug-00	Actual/360 Days	29

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		962,575,953.38	935,309,476.43	909,103,791.03	0.944
Total Securities		962,575,953.38	935,309,476.43	909,103,791.03	0.944
Class A-1 Notes	6.83125%	225,000,000.00	197,733,523.05	171,527,837.65	0.762
Class A-2 Notes	7.15000%	286,750,000.00	286,750,000.00	286,750,000.00	1.000
Class A-3 Notes	7.25000%	288,000,000.00	288,000,000.00	288,000,000.00	1.000
Class A-4 Notes	7.27000%	81,000,000.00	81,000,000.00	81,000,000.00	1.000
Certificates	0.00000%	81,825,953.38	81,825,953.38	81,825,953.38	1.000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	26,205,685.40	1,088,117.97	116.4697129	4.8360798
Class A-2 Notes	0.00	1,708,552.08	-	5.9583333
Class A-3 Notes	0.00	1,740,000.00	-	6.0416667
Class A-4 Notes	0.00	490,725.00	-	6.0583333
Certificates	0.00	0.00	-	-
Total Securities	26,205,685.40	5,027,395.05

I. COLLECTIONS
Interest:
Interest Collections	3,893,396.61
Repurchased Loan Proceeds Related to Interest	147.81
Total Interest Collections	3,893,544.42

Principal:
Principal Collections	26,090,072.03
Repurchased Loan Proceeds Related to Principal	38,311.49
Total Principal Collections	26,128,383.52

Recoveries of Defaulted Receivables	0.00
Investment Earnings on Yield Supplement Account	329,434.25
Release from the Yield Supplement Account	3,490,895.88
Servicer Advances	0.00

Total Collections	33,842,258.07

II. COLLATERAL POOL BALANCE DATA
	Number	Amount
Pool Balance - Beginning of Period	63,480	935,309,476.43
Total Principal Collections		26,128,383.52
Principal Amount of Gross Losses		77,301.88
Pool Balance - End of Period	62,902	909,103,791.03

III. DISTRIBUTIONS
Total Collections	33,842,258.07
Reserve Account Draw	0.00
Total Available for Distribution	33,842,258.07

1. Reimbursement of Advance	0.00
2. Servicing Fee:
Servicing Fee Due	7,219,319.65

VI. POOL STATISTICS
Weighted Average Coupon	5.02%
Weighted Average Remaining Maturity	47.06
Principal Recoveries of Defaulted Receivables	0.00
Principal on Defaulted Receivables	77,301.88
Pool Balance at Beginning of Collection Period	935,309,476.43
Net Loss Ratio	0.10%
Net Loss Ratio for Second Preceding Collection Period	0.00%
Net Loss Ratio for Preceding Collection Period	0.00%
Net Loss Ratio for Current Collection Period	0.10%
Average Net Loss Ratio	0.03%
Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	2,232,230.33	150
61-90 Days Delinquent	195,888.59	16
91-120 Days Delinquent	-	-
Total Delinquent Receivables:	2,428,118.92	166
60+ Days Delinquencies as Percentage of Receivables	0.02%	0.03%
Delinquency Ratio for Second Preceding Collection Period		0.00%
Delinquency Ratio for Preceding Collection Period		0.00%
Delinquency Ratio for Current Collection Period		0.03%
Average Delinquency Ratio		0.01%